Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-111841, 333-111830, 333-38896, 333-61284, 333-61278, 333-72704, and 333-89696) of ValueClick, Inc. of our report dated February 19, 2004 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
March 31, 2005